Exhibit 99.1

August 29, 2013	PRESS RELEASE

BankGuam Holding Company

Declares 3rd Quarter Dividends

BankGuam Holding Company (BKGMF), announced that its Board of Directors declared a $0.125 per share quarterly cash dividend at the Board’s regular meeting held on August 26, 2013. The dividend will be paid on September 30, 2013 to shareholders of record on September 13, 2013.

“We are pleased with the Bank’s performance, and happy to announce that we are continuing our practice of paying quarterly dividends to our shareholders,” explained President and Chair of the Board, Lourdes (Lou) A. Leon Guerrero.

CONTACT:	BankGuam Holding Company
William D. Leon Guerrero, EVP and COO
(671) 472-5273